UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2018, Conformis, Inc. (“Conformis”) entered into a Settlement and License Agreement (the “Settlement and License Agreement”) with Smith & Nephew, Inc. (“Smith & Nephew”), pursuant to which the parties have agreed to terms for resolving all of their existing patent disputes.

Pursuant to the Settlement and License Agreement, Conformis and Smith & Nephew have agreed to terms for dismissal by them of all outstanding litigation and have agreed not to commence litigation in the future with respect to their existing product lines. Smith & Nephew has also agreed to cease their opposition to certain Conformis patents currently in inter partes review proceedings before the United States Patent Office. Additionally, Conformis and Smith & Nephew have cross-licensed their respective technology.

Conformis has granted to Smith & Nephew (i) a fully paid-up, non-exclusive, worldwide license to certain patents for the exploitation of patient-specific instrumentation for use with off-the-shelf knee implants, (ii) a royalty-bearing, non-exclusive, worldwide license to certain patents in the event Smith &Nephew commercializes patient-specific instrumentation for use with off-the-shelf implants other than knee implants, and (iii) a fully paid-up, non-exclusive, worldwide license to certain other patents for exploitation of off-the-shelf implants. Smith & Nephew has granted to Conformis a fully paid-up, non-exclusive, worldwide license to certain patents for the exploitation of patient-specific implants.

Smith & Nephew is required to pay Conformis $10.5 million within 27 days for Smith & Nephew’s sales of patient-specific instruments for use with off-the-shelf knee implants and a future royalty in the event that Smith & Nephew commercializes patient-specific instruments for use with off-the-shelf implants, other than knee implants. No payment is due from Conformis to Smith & Nephew.

Item 8.01	Other Events.

On September 17, 2018, Conformis issued a press release announcing the settlement with Smith & Nephew and entry into the Settlement and License Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1*	Press Release of Conformis, Inc., dated September 17, 2018

*Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: September 17, 2018	By:	/s/Paul Weiner
Paul Weiner
Chief Financial Officer